CONTROL #__________

                               AMENDMENT AGREEMENT
                               -------------------


     THIS AMENDMENT AGREEMENT (the "Amendment") is entered into as of the 14th day of April, 2000, by and between Penn Octane Corporation, a Delaware corporation (the "Company", and the other undersigned signatory to this Amendment (the "Purchaser"), with reference to the following agreed upon facts:

     A. The Company and the Purchase heretofore entered into that certain Purchase Agreement (the "Agreement") as of the 17th day of December, 1999 the "Agreement Date"). Pursuant to the Agreement, also as of the Agreement Date,
(i) the Company issued to the Purchaser (a) that certain Promissory Note (the "Note"), and (b) that certain Common Stock Purchase Warrant (the "Warrant"); and
(ii) the Company and the Purchaser entered into that certain Registration Rights Agreement (the "RR Agreement"). The Agreement, Note, Warrant and RR Agreement are hereinafter collectively referred to as the "Existing Documents".

     B. The Company and the Purchaser desire, by executing this Amendment, to amend the Existing Documents in certain respects effective as of the Agreement
Date,  all  as  hereinafter  more  fully  provided.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties agree as follows:

     1.  Agreement.  Effective  as  of  the Agreement Date, Section 10(g) of the
         ----------
Agreement is hereby amended to replace the figure "$2,000,000" with the figure "$5,000,000"; and all of the Existing Documents are also otherwise hereby amended to the full extent necessary to reflect and give full effect to the foregoing amendment.

     2.  RR  Agreement.  Effective  as  of the Agreement Date, the definition of
         --------------
"Effective Date" contained in Section 1 of the RR Agreement is hereby amended to replace the date "January 15, 2000" with the date "April 30, 2000"; and all of the Existing Documents are also otherwise hereby amended to the full extent necessary to reflect and give full effect of the foregoing amendment.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written but effective as of the Agreement Date.

                                         PENN  OCTANE  CORPORATION


By:                                    By:
   ---------------------------------      --------------------------------------
                                          Ian  T.  Bothwell
                                          Vice  President,  CFO